Exhibit 10.27

Termination of Services Agreement

This Termination of Services Agreement (“Agreement”), is effective as of the 13th day of May, 2009 (the “Effective Date”), and is entered into by and between NBL Technologies Inc., a corporation organized and existing under the laws of Belize (“NBL”); Robert Tonge (“RT”); and the following entities (each a “Company” and collectively, the “Companies”): Financial Services inc., a corporation organized and existing under the laws of the Commonwealth of Dominica (“FSC”); FastCash Limited, a corporation organized and existing under the laws of Grenada (“FC Grenada”); FastCash (St. Lucia) Limited, a corporation organized and existing under the laws of St. Lucia (“FC St. Lucia”); FastCash (Antigua), Limited, a corporation organized and existing under the laws of Antigua and Barbuda (“FC Antigua”); and CashExpress Limited, a corporation organized and existing under the laws of St. Vincent and the Grenadines (“FC St. Vincent”).

Explanatory Statement

Reference is made to the following agreements (each a “Services Agreement” and collectively, the “Services Agreements”):

Services Agreement dated May 12, 2006 between NBL and FSC;
Services Agreement dated May 24, 2007 between NBL and FC Grenada;
Services Agreement dated June 29, 2007 between NBL and FC St. Lucia;
Services Agreement dated June 10, 2006 between NBL and FC Antigua; and
Services Agreement dated October 24, 2007 between NBL and FC St. Vincent.

The parties have mutually and amicably agreed to terminate the Services Agreements effective as of the close of business on the Effective Date.

Now, therefore, in consideration of the foregoing Explanatory Statement, the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, as of the date hereof as follows:

1.           Termination.  Other than the obligations pursuant to the restrictive covenants set forth in Section 9 of the respective Services Agreements, each of the Services Agreements is hereby terminated as of the Effective Date and shall be of no further force or effect.

2.           Acknowledgement of Satisfaction.  Each of the Companies acknowledges and confirms that all obligations of RT to such Company under the respective Services Agreement to which such Company is a party have been satisfied in full.  RT acknowledges and confirms that all obligations of each of the Companies to RT under the respective Services Agreement to which such Company is a party have been satisfied in full.

3.           Release.  As of the Effective Date, RT and each of the Companies hereby mutually unconditionally and irrevocably release and forever discharge each other and each other’s heirs, successors, representatives, assigns, agents, affiliates, related entities and individuals, employees, officers, and directors, and each of them, of and from any claims, counterclaims, debts, liabilities, demands, obligations, costs, expenses, suits, actions, and causes of action of every nature, character, and description, known or unknown, vested or contingent, which each party now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold against the other party hereto, with respect to the respective Services Agreement to which RT and such Company are parties; provided, however, that this release shall not pertain to or affect RT’s obligations under Section 9 of the respective Services Agreements.

4.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Each party may rely upon a facsimile counterpart of this Agreement signed by each other party with the same effect as if such party had received an original counterpart signed by such other party.

5.           Miscellaneous.  The parties agree that the Explanatory Statement section of this Agreement shall be an integral part of this Agreement and not merely prefatory thereto.  The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all other prior and/or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

[signatures appear on the next page]

In witness whereof, the parties hereto have executed this Agreement as of the day and year first above written.

Financial Services inc.

By	/s/ Samuel Rosenberg
Samuel Rosenberg, Director
Financial Services, Inc.

By	/s/ Samuel Rosenberg
Samuel Rosenberg, Director
FastCash Limited

By	/s/ Samuel Rosenberg
Samuel Rosenberg, Director
FastCash (St. Lucia) Limited

By	/s/ Samuel Rosenberg
Samuel Rosenberg, Director
FastCash (Antigua), Limited

By	/s/ Samuel Rosenberg
Samuel Rosenberg, Director
CashExpress Limited

NBL Technologies inc.

By	/s/ Robert Tonge
Robert Tonge, Authorized Agent

/s/ Robert Tonge
Robert Tonge